Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SBT Bancorp, Inc. of our report dated March 16, 2011 with respect to the consolidated financial statements of SBT Bancorp, Inc. for the year ended December 31, 2010, which report is included in Form 10-K of SBT Bancorp, Inc. for the year ended December 31, 2010.

/s/ SHATSWELL, MacLEOD & COMPANY, P.C.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
May 18, 2011

83 PINE STREET  ●  WEST PEABODY, MASSACHUSETTS 01960-3635  ●  TELEPHONE (978) 535-0206  ●  FACSIMILE (978) 535-9908
smc@shatswell.com                       www.shatswell.com